UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2007

EasyLink Services International Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24996	13-3645702
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6025 The Corners Parkway, Suite 100 Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 533-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2007, EasyLink Services International Corporation (the “Company”) entered into an employment agreement with Kevin R. Maloney, the Company’s Senior Vice President of Worldwide Sales and Marketing, which employment agreement has an initial term of one year and renews annually thereafter. Pursuant to his employment agreement, Mr. Maloney is entitled to receive an annual base salary of $250,000, with a performance-related bonus targeted at $250,000 per year based on specific criteria set forth in the employment agreement. In addition, Mr. Maloney received a one-time grant of stock options to purchase 300,000 shares of the Company’s class A common stock, one-third of which stock options will vest on December 1, 2008 and the remainder of which will vest thereafter in 24 equal monthly installments. All of the stock options will vest upon a change of control of the Company.

Under his employment agreement, Mr. Maloney has agreed not to solicit the Company’s customers or employees or compete with the Company for a period of one year following termination of his employment. Under his employment agreement, Mr. Maloney is also eligible to receive 12 months of his base salary plus any target performance-related bonus that would have accrued in the fiscal year in the event of termination of his employment due to his death or long-term disability, by the Company other than for cause or by Mr. Maloney due to an adverse change in his duties. A copy of Mr. Maloney’s employment agreement is attached hereto as Exhibit 10.1.

On December 1, 2007, the Company entered into an employment agreement with John Mecke, the Company’s Vice President of Worldwide Product Management, which employment agreement has an initial term of one year and renews annually thereafter. Pursuant to his Employment Agreement, Mr. Mecke is entitled to receive an annual base salary of $200,000, with a performance related-bonus targeted at $100,000 per year based on specific criteria as set forth in the employment agreement. In addition, Mr. Mecke received a one-time grant of 30,000 shares of restricted stock, one-third of which will vest on December 1, 2008 and the remainder of which will vest thereafter in 24 equal monthly installments. All of the shares will vest upon a change of control of the Company.

Under his employment agreement, Mr. Mecke has agreed not to solicit the Company’s customers or employees or compete with the Company for a period of one year following termination of his employment. Under his employment agreement, Mr. Mecke is also eligible to receive 12 months of his base salary plus any target performance-related bonus that would have accrued in the fiscal year in the event of termination of his employment due to his death or long-term disability, by the Company other than for cause or by Mr. Mecke due to an adverse change in his duties. A copy of Mr. Mecke’s employment agreement is attached hereto as Exhibit 10.2.

On December 1, 2007, the Company entered into an employment agreement with Terri Deuel, the Company’s Vice President of Product Development and Support, which employment agreement has an initial term of one year and renews annually thereafter. Pursuant to her employment agreement, Ms. Deuel is entitled to receive an annual base salary of $200,000, with a performance related-bonus targeted at $100,000 per year based on specific criteria as set forth in the employment agreement. In addition, Ms. Deuel received a one-time grant of 20,000 shares of restricted stock, which will vest in 36 equal monthly installments beginning on January 1, 2008. All of the shares will vest upon a change of control of the Company.

Under her employment agreement, Ms. Deuel has agreed not to solicit the Company’s customers or employees or compete with the Company for a period of one year following termination of her employment. Under her employment agreement, Ms. Deuel is also eligible to receive 12 months of her base salary plus any target performance-related bonus that would have accrued in the fiscal year in the event of termination of her employment due to her death or long-term disability, by the Company other than for cause or by Ms. Deuel due to an adverse change in her duties. A copy of Ms. Deuel’s employment agreement is attached hereto as Exhibit 10.3.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Employment Agreement between EasyLink Services International Corporation and Kevin R. Maloney, dated December 1, 2007.
10.2*	Employment Agreement between EasyLink Services International Corporation and John Mecke, dated December 1, 2007.
10.3*	Employment Agreement between EasyLink Services International Corporation and Terri Deuel, dated December 1, 2007.

*Confidential Treatment has been requested with respect to portions of this Exhibit. The omitted portions of this Exhibit were filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EasyLink Services International Corporation

By: /s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated: December 11, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Employment Agreement between EasyLink Services International Corporation and Kevin R. Maloney, dated December 1, 2007.
10.2*	Employment Agreement between EasyLink Services International Corporation and John Mecke, dated December 1, 2007.
10.3*	Employment Agreement between EasyLink Services International Corporation and Terri Deuel, dated December 1, 2007.

*Confidential Treatment has been requested with respect to portions of this Exhibit. The omitted portions of this Exhibit were filed separately with the Securities and Exchange Commission.